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                                                                      Exhibit 21

                     SUBSIDIARIES OF BARNEYS NEW YORK, INC.

                                AS OF MAY 1, 2003

                                              STATE (OR JURISDICTION) IN WHICH        APPROXIMATE PERCENTAGE OF VOTING
                 NAME                            INCORPORATED (OR ORGANIZED)        SECURITIES OWNED BY IMMEDIATE PARENT
                 ----                            ---------------------------        ------------------------------------
Barney's, Inc.                                             New York                               100%
Barneys America, Inc. (1)                                  Delaware                               100%
Barneys America (Chicago) Lease Corp. (2)                  Delaware                               100%
BNY Licensing Corp. (1)                                    Delaware                               100%
Barneys Asia Co LLC (3)                                    Delaware                                70%
Barneys (CA) Lease Corp. (1)                               Delaware                               100%
Barneys (NY) Lease Corp. (1)                               Delaware                               100%
Basco All-American Sportswear Corp. (1)                    New York                               100%

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(1)   Subsidiary of Barney's, Inc.

(2)   Subsidiary of Barneys America, Inc.

(3)   Subsidiary of BNY Licensing Corp.